UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 22, 2008

The Charles Schwab Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  1-9700

Delaware	94-3025021
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

120 Kearny Street, San Francisco, CA 94108
(Address of principal executive offices, including zip code)

(415) 636-7000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 22, 2008, on the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors of The Charles Schwab Corporation ("CSC") elected Walter W. Bettinger II to the Board of Directors to serve as a member of the class of directors whose term expires at the annual meeting of stockholders in 2009. The election of Mr. Bettinger to the Board of Directors will be effective as of October 1, 2008.

The Board of Directors of CSC appointed Mr. Bettinger to serve as President and Chief Executive Officer of the Corporation, effective October 1, 2008. Charles R. Schwab, who is currently Chairman of the Board and Chief Executive Officer, will continue to serve as Chairman of the Board after October 1, 2008.

Mr. Bettinger, 47, was appointed President and Chief Operating Officer of CSC by the Board of Directors in 2007. He served as Executive Vice President and President - Schwab Investor Services (formerly the Individual Investor Enterprise) of CSC and Charles Schwab & Co., Inc. ("Schwab") from 2005 until 2007. He served as Executive Vice President and Chief Operating Officer - Individual Investor Enterprise of CSC and Schwab from 2004 until 2005, and Executive Vice President and President - Corporate Services of Schwab from 2002 until 2004. Mr. Bettinger joined Schwab in 1995.

On July 22, 2008, CSC issued a press release announcing Mr. Bettinger's appointment as President and Chief Executive Officer and election as a director effective October 1, 2008. A copy of the press release is included as Exhibit 99.1 to this report.

Item 9.01.    Financial Statements and Exhibits

(d)        Exhibits
99.1        Press Release dated July 22, 2008 ("Schwab Appoints Walter W. Bettinger II President and CEO")

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Charles Schwab Corporation

Date: July 25, 2008	By:	/s/ Joseph R. Martinetto
Joseph R. Martinetto
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated July 22, 2008 ("Schwab Appoints Walter W. Bettinger II President and CEO")